Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


         We consent to the inclusion in this current report on Form 8-K/A of North Valley Bancorp, dated September 3, 2004 of our report dated January 28, 2004, on the financial statements of Yolo Community Bank appearing in this Current Report of North Valley Bancorp.


                                            /s/ Perry-Smith LLP


Sacramento, California
September 3, 2004